Exhibit 99.1
News Release
FIS Reports Second Quarter 2016 Results

•	Reported revenue grew 45.3 percent, and organic revenue grew 5.4 percent

•	Diluted EPS from continuing operations was $0.36, and Adjusted EPS was $0.90

•	Net cash provided by operating activities of $435 million and free cash flow of $291 million

•	Management raises FY 2016 Guidance

JACKSONVILLE, Fla., July 26, 2016 - FIS™ (NYSE:FIS), a global leader in financial services technology, today reported that second quarter revenue increased 45.3 percent on a reported basis to $2.3 billion from $1.6 billion in the prior year quarter. Operating income decreased 1.4 percent to $283 million in the second quarter of 2016, from $287 million in the prior year quarter, with operating income margin of 12.3 percent for the quarter. Net earnings from continuing operations attributable to common stockholders was $120 million, or $0.36 per diluted share, compared to $242 million, or $0.85 per diluted share in the prior year quarter, a decrease of 57.6 percent. Declines in operating income and net earnings were driven by M&A-related items, including the gain on the sale of gaming contracts in the prior year quarter and charges related to the SunGard acquisition in the current year quarter.

For the second quarter, organic revenue increased 5.4 percent. Adjusted EBITDA increased 12.7 percent to $696 million in the second quarter 2016, from $617 million adjusted combined EBITDA in the prior year quarter, while adjusted EBITDA margin was 29.4 percent. Adjusted net earnings from continuing operations attributable to common stockholders was $295 million for the quarter, or $0.90 per share compared to $0.74 per share in the prior year period, an increase of 21.6 percent.

“We are pleased with our second quarter results. We continue to drive strong momentum, building on the sales successes started last year,” said Gary Norcross, president and chief executive officer, FIS. “The strength of our business model gives us confidence that we will continue to deliver positive results for our clients and shareholders and achieve our increased goals for the year.”

The comparisons of reported results for 2016 to those in 2015 remain significantly impacted by the acquisition of SunGard, which closed on November 30, 2015, and will continue to be impacted for the remainder of 2016. This press release provides additional non-GAAP financial information to enable shareholders to analyze comparable period results as if SunGard had been owned in those periods, to better assess performance and economic health of the business, and to reflect foreign currency translation impacts to reported results. Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release and supplemental schedules.

Segment Information

•	Integrated Financial Solutions:

Second quarter reported revenue grew 24.8 percent to $1.2 billion from $931 million reported in the prior year quarter. Organic revenue grew 8.3 percent. Adjusted EBITDA increased 8.7 percent to $450 million from $413 million adjusted combined EBITDA in the prior year quarter, and adjusted EBITDA margin was 38.7 percent. Adjusted combined EBITDA for the prior year quarter was $44 million greater than Adjusted EBITDA in the prior year quarter due to the acquisition of SunGard.

•	Global Financial Solutions:

Second quarter reported revenue grew 88.6 percent to $1.0 billion from $555 million reported in the prior year quarter. Organic revenue grew 2.9 percent. Adjusted EBITDA increased 9.2 percent to $287 million from $263 million adjusted combined EBITDA in the prior year quarter, and adjusted EBITDA margin was 27.4 percent. Adjusted combined EBITDA for the prior year quarter was $146 million greater than Adjusted EBITDA in the prior year quarter due to the acquisition of SunGard.

•	Corporate / Other:

Second quarter reported revenue decreased 5.0 percent to $95 million compared to $101 million in the prior year quarter. Organic revenue grew 1.3 percent. Adjusted EBITDA loss was $41 million and is inclusive of $78 million of corporate expenses.

Second quarter interest expense, net of interest income was $93 million. The effective tax rate was 35.0 percent in the second quarter.

Balance Sheet and Cash Flow

As of June 30, 2016, cash and cash equivalents totaled $765 million and debt outstanding totaled $11.1 billion. Second quarter net cash provided by operating activities was $435 million and free cash flow was $291 million. The company paid dividends in the second quarter totaling $86 million.

2016 Guidance

FIS raises its FY 2016 Guidance:

•	Organic revenue growth of 4 to 5 percent, up from prior guidance of 3 to 4 percent

•	Adjusted EPS of $3.75 to $3.85, up from prior guidance of $3.70 to $3.80

FIS has not provided a reconciliation of the foregoing forward-looking guidance to the most comparable GAAP measures because such measures are not available at this time without unreasonable efforts. The significant impact of the SunGard acquisition, including among other things, the timing and amount of integration and severance costs, such as the transition of systems, facilities and personnel, make it difficult to provide meaningful and comparable GAAP guidance.

Webcast

FIS will announce second quarter 2016 financial results on Tuesday, July 26th prior to market open. The company will sponsor a live webcast of its earnings conference call with the investment community, beginning at 8:30 a.m. (EST) Tuesday, July 26th. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance.

These non-GAAP measures include: adjusted revenue, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted combined revenue, adjusted combined EBITDA, adjusted combined EBITDA margin, constant currency revenue, organic revenue growth, adjusted net earnings from continuing operations (including per share amounts), adjusted cash flow from operations, and free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

Adjusted revenue consists of reported revenue, increased to reverse the purchase accounting deferred revenue adjustment made upon the acquisition of SunGard. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP but was not recognized due to GAAP purchase accounting adjustments. The deferred revenue adjustment in purchase accounting was made entirely in the Corporate and Other segment; reported GAAP results for the IFS and GFS segments are not affected by this adjustment and therefore no adjusted revenue is presented for these segments.

EBITDA reflects earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA excludes certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. Adjusted EBITDA for our segments is presented in conformity with Accounting Standards Codification 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure, as it relates to our segments, is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

Adjusted EBITDA margin reflects adjusted EBITDA divided by adjusted revenue.

Adjusted combined revenue includes reported revenue for FIS and SunGard combined for periods in 2015 and excludes the impacts of SunGard businesses that were divested prior to SunGard being purchased by FIS.

Adjusted combined EBITDA includes EBITDA for FIS and SunGard combined for periods in 2015 and excludes certain costs and other transactions which management deems non-operational in nature, such as purchase accounting amortization, acquisition, integration and severance costs and restructuring costs, the removal of which improves comparability of operating results across reporting periods.

Adjusted combined EBITDA margin reflects adjusted combined EBITDA divided by adjusted combined revenue.

Constant currency revenue represents (i) adjusted revenue in respect of the consolidated results and corporate segment and (ii) reported revenue in respect of the IFS and GFS segments, in each case excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Organic revenue growth is constant currency revenue, as defined above, divided by an adjusted revenue base which consists of adjusted combined revenue, further adjusted to exclude revenue of any divestitures by FIS and include pre-acquisition revenue for companies acquired by FIS, in addition to SunGard, during the applicable reporting period.

Adjusted net earnings from continuing operations excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of acquisition-related purchase accounting amortization, which is recurring.

Adjusted net earnings per diluted share, or Adjusted EPS, reflects adjusted net earnings from continuing operations divided by weighted average diluted shares outstanding.

Adjusted cash flow from operations reflects GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations, and excludes certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows.

Free cash flow reflects adjusted cash flow from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS web site, www.fisglobal.com.

About FIS

FIS is a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset and wealth management, risk and compliance, consulting, and outsourcing solutions. Through the depth and breadth of our solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 55,000 people worldwide and holds global leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risk of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets, and currency fluctuations;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations may result in the corruption or loss of data or customer information, interruption of business operations, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed under “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
July 26, 2016

Exhibit A	Condensed Consolidated Statements of Earnings - Unaudited for the three and six months ended June 30, 2016 and 2015

Exhibit B	Condensed Consolidated Balance Sheets - Unaudited as of June 30, 2016 and December 31, 2015

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2016 and 2015

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and six months ended June 30, 2016 and 2015

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three and six months ended June 30, 2016 and 2015

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

Exhibit A

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Processing and services revenues	$2,305	$1,587	$4,486	$3,142
Cost of revenues	1,600	1,070	3,153	2,140
Gross profit	705	517	1,333	1,002
Selling, general and administrative expenses	422	230	866	500
Operating income	283	287	467	502
Other income (expense):
Interest expense, net	(93)	(36)	(186)	(73)
Other income (expense), net	(1)	152	(2)	150
Total other income (expense), net	(94)	116	(188)	77
Earnings from continuing operations before income taxes	189	403	279	579
Provision for income taxes	66	156	97	214
Earnings from continuing operations, net of tax	123	247	182	365
Earnings (loss) from discontinued operations, net of tax	1	(2)	1	(5)
Net earnings	124	245	183	360
Net earnings attributable to noncontrolling interest	(3)	(5)	(7)	(9)
Net earnings attributable to FIS common stockholders	$121	$240	$176	$351
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.37	$0.86	$0.54	$1.26
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	—	(0.01)	—	(0.02)
Net earnings per share-basic attributable to FIS common stockholders	$0.37	$0.85	$0.54	$1.25
Weighted average shares outstanding-basic	325	281	325	282
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.36	$0.85	$0.53	$1.25
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	—	(0.01)	—	(0.02)
Net earnings per share-diluted attributable to FIS common stockholders	$0.37	$0.84	$0.54	$1.23
Weighted average shares outstanding-diluted	329	284	328	286
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$120	$242	$175	$356
Earnings (loss) from discontinued operations, net of tax	1	(2)	1	(5)
Net earnings attributable to FIS common stockholders	$121	$240	$176	$351

Amounts in table may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$765	$682
Settlement deposits	437	371
Trade receivables, net	1,646	1,731
Settlement receivables	224	162
Other receivables	156	197
Prepaid expenses and other current assets	298	266
Deferred income taxes	152	100
Total current assets	3,678	3,509
Property and equipment, net	595	611
Goodwill	14,565	14,745
Intangible assets, net	5,273	5,159
Computer software, net	1,625	1,584
Deferred contract costs, net	285	253
Other noncurrent assets	363	339
Total assets	$26,384	$26,200

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,157	$1,196
Settlement payables	669	538
Deferred revenues	757	615
Current portion of long-term debt	913	15
Total current liabilities	3,496	2,364
Long-term debt, excluding current portion	10,208	11,429
Deferred income taxes	2,729	2,658
Deferred revenues	21	30
Other long-term liabilities	323	312
Total liabilities	16,777	16,793
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	4	4
Additional paid in capital	10,291	10,210
Retained earnings	3,078	3,073
Accumulated other comprehensive earnings (loss)	(246)	(279)
Treasury stock, at cost	(3,630)	(3,687)
Total FIS stockholders’ equity	9,497	9,321
Noncontrolling interest	110	86
Total equity	9,607	9,407
Total liabilities and equity	$26,384	$26,200

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Six months ended June 30,
	2016	2015
Cash flows from operating activities:
Net earnings	$183	$360
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	584	308
Amortization of debt issue costs	9	4
Gain on sale of assets	—	(150)
Stock-based compensation	68	36
Deferred income taxes	(82)	(38)
Excess income tax benefit from exercise of stock options	(19)	(12)
Other operating activities, net	(2)	2
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	118	(26)
Settlement activity	2	(30)
Prepaid expenses and other assets	(54)	(34)
Deferred contract costs	(61)	(55)
Deferred revenue	132	40
Accounts payable, accrued liabilities and other liabilities	(58)	38
Net cash provided by operating activities	820	443

Cash flows from investing activities:
Additions to property and equipment	(70)	(81)
Additions to computer software	(223)	(138)
Proceeds from sale of assets	—	241
Other investing activities, net	(3)	1
Net cash (used in) provided by investing activities	(296)	23

Cash flows from financing activities:
Borrowings	2,727	3,493
Repayment of borrowings and capital lease obligations	(3,060)	(3,520)
Excess income tax benefit from exercise of stock options	19	12
Proceeds from exercise of stock options	68	27
Treasury stock activity	(26)	(307)
Dividends paid	(171)	(147)
Distribution to Brazilian venture partner	—	(24)
Other financing activities, net	(18)	(19)
Net cash used in financing activities	(461)	(485)

Effect of foreign currency exchange rate changes on cash	20	(28)

Net increase (decrease) in cash and cash equivalents	83	(47)
Cash and cash equivalents, at beginning of period	682	493
Cash and cash equivalents, at end of period	$765	$446

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D

	Three months ended June 30, 2016
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,162	$1,048	$95	$2,305
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	59	59
Adjusted processing and services revenue	$1,162	$1,048	$154	$2,364

	Six months ended June 30, 2016
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$2,283	$2,038	$165	$4,486
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	140	140
Adjusted processing and services revenue	$2,283	$2,038	$305	$4,626

	Three months ended June 30, 2015
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Adjusted EBITDA	$369	$117	$(33)	$453
Historical SunGard operating income, as adjusted (2)	38	123	(31)	130
Historical SunGard depreciation and amortization from continuing operations, as adjusted (2)	6	23	5	34
Adjusted combined EBITDA	$413	$263	$(59)	$617

	Six months ended June 30, 2015
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Adjusted EBITDA	$740	$198	$(60)	$878
Historical SunGard operating income, as adjusted (2)	78	242	(62)	258
Historical SunGard depreciation and amortization from continuing operations, as adjusted (2)	12	47	11	70
Adjusted combined EBITDA	$830	$487	$(111)	$1,206

(1)	See note (1) to Exhibit E.

(2)	See note (4) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE GROWTH — UNAUDITED
(In millions)

						Exhibit D (continued)

	Three months ended June 30,
	2016			2015
			Constant
			Currency		In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue	Adjustments (2)	Base	Growth (3)
Integrated Financial Solutions	$1,162	$1	$1,163	$931	$142	$1,073	8.3%
Global Financial Solutions	1,048	21	1,069	555	483	1,038	2.9%
Corporate and Other	154	1	155	101	53	154	1.3%
Total	$2,364	$23	$2,387	$1,587	$678	$2,265	5.4%

	Six months ended June 30,
	2016			2015
			Constant
			Currency		In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue	Adjustments (2)	Base	Growth (3)
Integrated Financial Solutions	$2,283	$2	$2,285	$1,859	$279	$2,138	6.9%
Global Financial Solutions	2,038	61	2,099	1,067	958	2,025	3.6%
Corporate and Other	305	1	306	216	96	312	(1.8)%
Total	$4,626	$64	$4,690	$3,142	$1,333	$4,475	4.8%

(1)As adjusted. See Note (1) to Exhibit E.

(2)	In year adjustments primarily include SunGard acquisition revenues, and also include revenues from other FIS acquisitions, as well as removing revenue from businesses divested by FIS.

(3)	Organic growth percentages are calculated utilizing more precise amounts than the rounding to millions included in the tables above.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Six months ended
	June 30, 2016	June 30, 2016
Net cash provided by operating activities	$435	$820
Non-GAAP adjustments:
Capco acquisition related payments (1)	—	20
Acquisition, integration and severance payments (2)	26	84
Settlement activity	(22)	(2)
Adjusted cash flows from operations	439	922
Capital expenditures	(148)	(293)
Free cash flow	$291	$629

	Three months ended	Six months ended
	June 30, 2015	June 30, 2015
Net cash provided by operating activities	$212	$443
Non-GAAP adjustments:
Capco acquisition related payments (1)	1	31
Acquisition, integration and severance payments (2)	8	14
Settlement activity	(24)	30
Adjusted cash flows from operations	197	518
Capital expenditures	(118)	(219)
Free cash flow	$79	$299

Free cash flow reflects adjusted cash flow from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

(1)
Adjusted cash flow from operations and free cash flow for the three and six months ended June 30, 2016 and 2015 excludes payments for contingent purchase price and the New Hires and Promotions Incentive Plan associated with the 2010 acquisition of Capco. In accordance with the accounting guidance, contingent purchase price payments are included in financing activities on the Condensed Consolidated Statements of Cash Flows only to the extent they represent the original liability established at the acquisition date. Payments related to subsequent adjustments to the contingent purchase price are included in the net cash provided by operating activities.

(2)
Adjusted cash flow from operations and free cash flow for the three and six months ended June 30, 2016 and 2015 excludes cash payments for certain acquisition, integration and severance expenses, net of related tax impact.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Exhibit E

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Net earnings from continuing operations attributable to FIS	$120	$242	$175	$356
Provision for income taxes	66	156	97	214
Interest expense, net	93	36	186	73
Other, net	4	(147)	9	(141)

Operating income, as reported	283	287	467	502
FIS depreciation and amortization from continuing operations	144	105	283	208
FIS non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	59	—	140	—
Acquisition, integration and severance (2)	63	11	142	23
Global restructure (3)	—	—	—	45
Purchase accounting amortization (5)	147	50	301	100
Adjusted EBITDA	$696	453	$1,333	878
Historical SunGard operating income, as adjusted (4)		130		258
Historical SunGard depreciation and amortization from continuing operations, as adjusted (4)		34		70
Adjusted combined EBITDA		$617		$1,206

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.
(4)See note (4) to Exhibit E.
(5)See note (6) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended June 30, 2016
			Acquisition,
		Acquisition	Integration,
		Deferred	and		Purchase
		Revenue	Severance		Accounting
	GAAP	Adjustment (1)	Costs (2)	Subtotal	Amortization (6)	Non-GAAP
Processing and services revenue	$2,305	$59	$—	$2,364	$—	$2,364
Cost of revenues	1,600	—	—	1,600	(147)	1,453
Gross profit	705	59	—	764	147	911
Selling, general and administrative expenses	422	—	(63)	359	—	359
Operating income	283	59	63	405	147	552
Other income (expense):
Interest income (expense), net	(93)	—	—	(93)	—	(93)
Other income (expense), net	(1)	—	—	(1)	—	(1)
Total other income (expense)	(94)	—	—	(94)	—	(94)
Earnings (loss) from continuing operations before income taxes	189	59	63	311	147	458
Provision for income taxes	66	21	22	109	51	160
Earnings (loss) from continuing operations, net of tax	123	38	41	202	96	298
Earnings (loss) from discontinued operations, net of tax	1	—	—	1	—	1
Net earnings (loss)	124	38	41	203	96	299
Net (earnings) loss attributable to noncontrolling interest	(3)	—	—	(3)	—	(3)
Net earnings (loss) attributable to FIS common stockholders	$121	$38	$41	$200	$96	$296

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$120	$38	$41	$199	$96	$295
Earnings (loss) from discontinued operations, net of tax	1	—	—	1	—	1
Net earnings (loss) attributable to FIS common stockholders	$121	$38	$41	$200	$96	$296

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders	$0.36	$0.12	$0.12	$0.60	$0.29	$0.90
Weighted average shares outstanding — diluted	329	329	329	329	329	329

Effective tax rate	35%					35%

Supplemental information:
Depreciation and amortization				$291	(147)	$144

Stock compensation expense						$38

Amounts in table may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Six months ended June 30, 2016
			Acquisition,
		Acquisition	Integration,
		Deferred	and		Purchase
		Revenue	Severance		Accounting
	GAAP	Adjustment (1)	Costs (2)	Subtotal	Amortization (6)	Non-GAAP
Processing and services revenue	$4,486	$140	$—	$4,626	$—	$4,626
Cost of revenues	3,153	—	—	3,153	(301)	2,852
Gross profit	1,333	140	—	1,473	301	1,774
Selling, general and administrative expenses	866	—	(142)	724	—	724
Operating income	467	140	142	749	301	1,050
Other income (expense):
Interest income (expense), net	(186)	—	—	(186)	—	(186)
Other income (expense), net	(2)	—	—	(2)	—	(2)
Total other income (expense)	(188)	—	—	(188)	—	(188)
Earnings (loss) from continuing operations before income taxes	279	140	142	561	301	862
Provision for income taxes	97	49	50	196	105	301
Earnings (loss) from continuing operations, net of tax	182	91	92	365	196	561
Earnings (loss) from discontinued operations, net of tax	1	—	—	1	—	1
Net earnings (loss)	183	91	92	366	196	562
Net (earnings) loss attributable to noncontrolling interest	(7)	—	—	(7)	—	(7)
Net earnings (loss) attributable to FIS common stockholders	$176	$91	$92	$359	$196	$555

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$175	$91	$92	$358	$196	$554
Earnings (loss) from discontinued operations, net of tax	1	—	—	1	—	1
Net earnings (loss) attributable to FIS common stockholders	$176	$91	$92	$359	$196	$555

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders	$0.53	$0.28	$0.28	$1.09	$0.60	$1.69
Weighted average shares outstanding — diluted	328	328	328	328	328	328

Effective tax rate	35%					35%

Supplemental information:
Depreciation and amortization				$584	(301)	$283

Stock compensation expense						$68

Amounts in table may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)
	Three months ended June 30, 2015
		Acquisition
		Integration
		and	Sale of		Purchase
		Severance	Gaming		Accounting
	GAAP	Costs (2)	Contracts (5)	Subtotal	Amortization (6)	Non-GAAP
Processing and services revenue	$1,587	$—	$—	$1,587	$—	$1,587
Cost of revenues	1,070	—	—	1,070	(50)	1,020
Gross profit	517	—	—	517	50	567
Selling, general and administrative expenses	230	(11)	—	219	—	219
Operating income	287	11	—	298	50	348
Other income (expense):
Interest income (expense), net	(36)	—	—	(36)	—	(36)
Other income (expense), net	152	—	(140)	12	—	12
Total other income (expense)	116	—	(140)	(24)	—	(24)
Earnings (loss) from continuing operations before income taxes	403	11	(140)	274	50	324
Provision for income taxes	156	3	(68)	91	17	108
Earnings (loss) from continuing operations, net of tax	247	8	(72)	183	33	216
Earnings (loss) from discontinued operations, net of tax	(2)	—	—	(2)	—	(2)
Net earnings (loss)	245	8	(72)	181	33	214
Net (earnings) loss attributable to noncontrolling interest	(5)	—	—	(5)	—	(5)
Net earnings (loss) attributable to FIS common stockholders	$240	$8	$(72)	$176	$33	$209

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$242	$8	$(72)	$178	$33	$211
Earnings (loss) from discontinued operations, net of tax	(2)	—	—	(2)	—	(2)
Net earnings (loss) attributable to FIS common stockholders	$240	$8	$(72)	$176	$33	$209

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders	$0.85	$0.03	$(0.25)	$0.63	$0.12	$0.74
Weighted average shares outstanding — diluted	284	284	284	284	284	284

Effective tax rate	39%					33%

Supplemental information:
Depreciation and amortization				$155	(50)	$105

Stock compensation expense						$17

Amounts in table may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)
	Six months ended June 30, 2015
		Acquisition
		Integration
		and	Sale of			Purchase
		Severance	Gaming	Global		Accounting
	GAAP	Costs (2)	Contracts (5)	Restructure (3)	Subtotal	Amortization (6)	Non-GAAP
Processing and services revenue	$3,142	$—	$—	$—	$3,142	$—	$3,142
Cost of revenues	2,140	—	—	—	2,140	(100)	2,040
Gross profit	1,002	—	—	—	1,002	100	1,102
Selling, general and administrative expenses	500	(23)	—	(45)	432	—	432
Operating income	502	23	—	45	570	100	670
Other income (expense):
Interest income (expense), net	(73)	—	—	—	(73)	—	(73)
Other income (expense), net	150	—	(140)	—	10	—	10
Total other income (expense)	77	—	(140)	—	(63)	—	(63)
Earnings (loss) from continuing operations before income taxes	579	23	(140)	45	507	100	607
Provision for income taxes	214	7	(68)	15	168	33	201
Earnings (loss) from continuing operations, net of tax	365	16	(72)	30	339	67	406
Earnings (loss) from discontinued operations, net of tax	(5)	—	—	—	(5)	—	(5)
Net earnings (loss)	360	16	(72)	30	334	67	401
Net (earnings) loss attributable to noncontrolling interest	(9)	—	—	—	(9)	—	(9)
Net earnings (loss) attributable to FIS common stockholders	$351	$16	$(72)	$30	$325	$67	$392

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$356	$16	$(72)	$30	$330	$67	$397
Earnings (loss) from discontinued operations, net of tax	(5)	—	—	—	(5)	—	(5)
Net earnings (loss) attributable to FIS common stockholders	$351	$16	$(72)	$30	$325	$67	$392

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders	$1.25	$0.06	$(0.25)	$0.11	$1.16	$0.23	$1.39
Weighted average shares outstanding — diluted	286	286	286	286	286	286	286

Effective tax rate	37%						33%

Supplemental information:
Depreciation and amortization					$308	(100)	$208

Stock compensation expense							$36

Amounts in table may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three and six months ended June 30, 2016 and 2015.

The adjustments are as follows:

(1)
This item represents the impact of the purchase accounting adjustment to reduce SunGard's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements.

(2)	This item represents certain costs and other transactions which management deems non-operational primarily related to integrations and severance activity from the SunGard acquisition.

(3)	Global Restructure represents severance costs incurred in connection with the reorganization and streamlining of operations in our Global Financial Solutions segment.

(4)
The unaudited historical SunGard financial information, as adjusted, is presented for illustrative purposes only. The adjusted financial information excludes amortization of purchased intangible assets, as well as the impact from the acquisition deferred revenue adjustment arising from the SunGard Acquisition as those impacts would be eliminated in the preparation of adjusted combined information. It also excludes (i) revenues and cost of revenues from businesses disposed of by SunGard in 2015 and (ii) SunGard's historical expense prior to its acquisition by FIS for amortization of purchased intangibles acquired by SunGard.

(5)
This column represents gain on the sale of check warranty contracts and other assets in the gaming industry. The sale did not meet the standard necessary to be reported as discontinued operations and, therefore, the gain and related prior period earnings remain reported within earnings from continuing operations.

(6)
This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, trademarks and tradenames, and non-compete agreements. Beginning with the November 2015 acquisition of SunGard, this column also includes the incremental amortization associated with purchase price adjustments to technology assets acquired. The allocation of purchase price for SunGard to assets and liabilities as of June 30, 2016 is provisional and may be adjusted in future periods. The financial statements will not be retrospectively adjusted for any adjustments to provisional amounts that occur in subsequent periods.  Rather, we will recognize any adjustments in the reporting period in which the adjustment is determined. We are also required to record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of any change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.